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                                                                EXHIBIT 10.01

                             EMPLOYMENT AGREEMENT



                               October 10, 1997



Eugene G. Banucci, Ph.D.
106 Adams Lane
New Canaan, CT  06840

          Advanced Technology Materials, Inc., a Delaware corporation, has agreed, pursuant to that certain Agreement and Plan of Merger and Exchange dated as of the 7th day of April, 1997 by and among Advanced Technology Materials, Inc., a Delaware corporation, ATMI Holdings, Inc. (n/k/a ATMI, Inc.), a Delaware corporation, Alamo Merger, Inc., a Delaware corporation, Advanced Delivery & Chemical Systems Nevada, Inc., a Nevada corporation, Advanced Delivery & Chemical Systems Manager, Inc., a Delaware corporation, Advanced Delivery & Chemical Systems Holdings, LLC, a Delaware limited liability company, Advanced Delivery & Chemical Systems Operating, LLC, a Delaware limited liability company and Advanced Delivery & Chemical Systems, Ltd., a Texas limited partnership (the "Exchange Agreement"), to enter into an employment agreement with you. The "Company" as used in this Agreement shall be defined as Advanced Technology Materials, Inc., and for purposes of Section 8 hereof shall include any of its subsidiaries or affiliates for which you provide any product, process, technology or service to or supervise or otherwise participate in during the two
(2) years prior to the termination of your employment with Advanced Technology Materials, Inc. As part of the transactions contemplated by the Exchange Agreement and as a condition precedent for the ADCS Group to enter into the Exchange Agreement and consummate the transactions contemplated thereby, you have agreed to enter into such an employment agreement containing, among other things, restrictions on your ability to compete with the business of the Company and its subsidiaries and affiliates to the extent provided in the preceding sentence for a period of time following your termination of employment. Capitalized terms are used herein with the respective meanings set forth in the Exchange Agreement unless otherwise defined herein or unless otherwise required by the context.

          Accordingly, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, including but not limited to (i) your receipt of a term of employment pursuant to Section 2 of this

Agreement; (ii) your access to and receipt of the confidential, proprietary and trade secret information of the Company and its subsidiaries and affiliates;
(iii) your receipt of compensation pursuant to Section 3 of this Agreement; and
(iv) your receipt of other benefits pursuant to Section 4 of this Agreement, the receipt and sufficiency of which are hereby expressly acknowledged, effective the date of this Agreement, the Company and you agree as follows:

     1.   POSITION AND RESPONSIBILITIES.
          -----------------------------

     1.1 You shall serve as President, Chief Executive Officer and Chairman of the Board of the Company or in such other capacity as shall be designated by the Board of Directors of Holdings. You shall perform such duties at Danbury, Connecticut or such other place as you and the Company shall mutually agree.

     1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company. You agree to serve as an officer of the Company and/or Holdings, if elected by their respective Board of Directors, and to perform such executive duties as may be assigned to you by their respective Board of Directors from time to time.

     1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company and/or Holdings may now or shall hereafter establish governing the conduct of the Company's business.

     2.   TERM OF EMPLOYMENT.
          ------------------

     2.1 The term of your employment shall be two (2) years (the "Initial Term") commencing with the date hereof, provided your employment shall automatically terminate upon your death and may be terminated at any time as provided in Section 2.2. At the end of the Initial Term, unless the parties mutually agree to renew, extend or modify the provisions hereof, your employment shall continue "at will," subject to the Company's obligation to pay the Severance Payment as hereinafter provided, and the other terms and conditions of this Agreement (as then in effect) shall continue.

     2.2 The Company shall have the right, on written notice to you specifying the reason, to terminate your employment:

     (a)  immediately for Cause (as defined in Section 2.4), or

     (b)  subject to Section 2.6 hereof, at any time without Cause, or

     (c) subject to Section 2.6 hereof, in the event of your death or total disability which, in the reasonable opinion of the Board of Directors of Holdings, renders you

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unable or incompetent to carry out your duties, responsibilities, and assignments for a period of ninety (90) consecutive days.

     2.3 You shall have the right, on written notice to the Company, to terminate your employment if you "resign for just cause," which shall mean a resignation of your employment as a direct result of (a) a material breach by the Company of its obligations to you under this Agreement, provided that, if such breach is capable of remedy, a written notice within sixty (60) days of such breach and opportunity to cure such breach shall be afforded the Company and, in such event, just cause shall exist if the Company shall fail to cure such breach within a reasonable period of time not to exceed thirty (30) days; or (b) a significant decrease by the Board of Directors of Holdings of your duties or authority (except in connection with a termination pursuant to Section 2.2(a) or (c)), provided that you have given the Company notice of such decrease within three (3) months of its occurrence.

     2.4 The term "Cause" shall mean (i) your failure or refusal to render substantial services to the Company in accordance with your obligations under this Agreement, provided that if your failure or refusal is capable of remedy, a written notice within three (3) months of such failure or refusal and opportunity to cure shall be afforded you and, in such event, Cause shall exist if you fail to cure such failure or refusal within a reasonable period of time not to exceed thirty (30) days or if such failure or refusal is timely cured, you repeat such failure or refusal; (ii) the commission by you of an act of fraud or embezzlement against the Company or the commission by you of any other action with the intent to injure the Company; (iii) an act of moral turpitude by you which is materially detrimental to the business or reputation of the Company; or (iv) your having been convicted of, or pleading nolo contendere to, a felony (other than traffic offenses which do not bring you or the Company into disgrace or disrepute). For purposes of this Section 2.4, the term "Company" shall include the Company and its subsidiaries and affiliates.

     2.5 If you are terminated for Cause, neither the Company nor any affiliate of the Company shall have any further obligation to you or your personal representatives under this Agreement, except for salary, additional compensation and permitted business expenses accrued hereunder and unpaid at the date of termination. On or before the date of termination of your employment, you shall return to the Company all records and other personal property of the Company in your possession or control, including all confidential, proprietary or trade secret information of the Company and its subsidiaries and affiliates.

     2.6  Severance Benefits.  In the event of the termination of your
          ------------------
employment pursuant to either Section 2.2(b) or Section 2.3 hereof, the Company shall pay to you an aggregate of eighteen (18) months' Base Salary at the time of termination, less applicable taxes and withholding (the "Severance Payment"), in the manner and subject to the terms and conditions as hereinafter provided, and the Company shall provide you during such period medical, dental, life and disability insurance benefits on the same basis the

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Company would have provided you such benefits during such period had you continued to be an employee of the Company (collectively, the "Severance Benefits"). The Severance Payment shall be payable in installments on such date or dates on which Base Salary would have been paid to you had your employment not been terminated.

     2.7  In the event of the termination of your employment associated with a "change in control" of Holdings (including if you "resign for just cause" as defined in Section 2.3), (a) all stock options held by you to purchase shares of Holdings Common Stock shall become immediately exercisable, notwithstanding the vesting provisions of any stock option award agreement concerning such options; provided that such acceleration of vesting shall not occur if and to the extent that (i) Holdings' independent accountant has advised the Board of Directors of Holdings that such acceleration could prohibit the accounting treatment of the transaction which is a change in control as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor opinion) and (ii) the Board of Directors of Holdings intends to treat such transaction as a pooling of interests, in which case options would continue to vest as permitted within the terms of the applicable stock plans, and (b) you will be entitled to any bonuses under any bonus plans then in effect as if fully earned. Benefits payable under this Section 2.7 upon a change in control may subject you to an excise tax as "excess parachute payments" under Section 280G of the Code. Holdings will reimburse you for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax. Such further excise tax will trigger further reimbursement by Holdings. For purposes of this Section 2.7, a "change in control" of Holdings shall be deemed to have taken place if: (i) a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of Holdings representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of Holdings; or (ii) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions (a "Transaction") the persons who were directors of Holdings immediately prior to the Transaction shall cease to constitute a majority of the Board of Directors of Holdings or of any successor to Holdings. Notwithstanding the foregoing, a "change in control" of Holdings shall not be deemed to have taken place as a result of (i) the consummation of the transactions contemplated by the Exchange Agreement, (ii) the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated May 17, 1997, by and among, inter alia, Holdings and Lawrence Semiconductor
                            ----- ----
Laboratories, Inc., or (iii) the consummation of all such transactions.

     3.   COMPENSATION.
          ------------

     3.1  Base Salary.  The Company shall pay to you for the services to be
          -----------
rendered hereunder a Base Salary ("Base Salary") at an annual rate of $210,000, subject to customary withholding for federal, state and local taxes. Such Base Salary shall be

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payable periodically in conformity with the prevailing practice of Holdings and
Holdings' subsidiaries for executives' compensation as such practice shall be established or modified from time to time. Such Base Salary shall be subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance, in the discretion of the Board of Directors of Holdings.

     3.2  Business Expenses. You shall be entitled to be reimbursed for all
          -----------------
reasonable and necessary expenses incurred in connection with the performance of your duties hereunder provided that you shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policy from time to time adopted by Holdings.

     4.   OTHER BENEFITS.
          --------------

     4.1  Vacation.  You shall be entitled to vacation in accordance with
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the vacation policy of Holdings and Holdings' subsidiaries, as the same may be in effect from time to time, without loss of compensation or other benefits to which you are entitled under this Agreement, to be taken at such times as you may reasonably select.

     4.2  Other Benefit Programs. The Company will provide to you all other
          ----------------------
employee benefits generally available to employees of Holdings and Holdings' subsidiaries of equivalent position, as the same may be in effect from time to time.

     4.3  Incentive Compensation. You shall be eligible to receive additional
          ----------------------
compensation, including awards of performance bonuses at levels commensurate with employees of Holdings and Holdings' subsidiaries of equivalent position and grants of employee stock options, in each case in the discretion of the Compensation Committee of the Board of Directors of Holdings.

     5.   OTHER ACTIVITIES DURING EMPLOYMENT.
          ----------------------------------

     5.1 Except with the prior written consent of the Holdings' Board of Directors, which consent shall not be unreasonably withheld, you will not during the term of this Agreement undertake or engage in any other employment or occupation except as permitted by Section 5.3. This provision shall not be deemed to preclude membership in professional societies, lecturing or the acceptance of honorary positions, that are in any case incidental to your employment by the Company, which are not adverse or antagonistic to or competitive with the Company or its subsidiaries or affiliates, their business or prospects, financial or otherwise and are consistent with your obligations regarding the confidential, proprietary and trade secret information of the Company and its subsidiaries and affiliates pursuant to the Proprietary Information and Inventions Agreement referenced below.

                                      -5-
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     5.2  Except as permitted by Section 5.3, you will not assume or participate in, directly or indirectly, any position or interest adverse or antagonistic to the Company or its subsidiaries or affiliates, their business or prospects, financial or otherwise, or take any action towards any of the foregoing.

     5.3 During the term of your employment by the Company, except on behalf of the Company or its subsidiaries or its affiliates, you will not, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company or its subsidiaries or affiliates, in any part of the world, in any line of business engaged in (or planned to be engaged in) by the Company or its subsidiaries or affiliates (or any successor to their business). With respect to any company or partnership which directly competes with the Company or its subsidiaries or affiliates, in any part of the world, in any line of business engaged in (or planned to be engaged in) by the Company or its subsidiaries or affiliates (or any successor to their business), this Section
5.3 shall not prohibit you from owning (i) as a passive investor only, an aggregate of not more than one percent (1%) of the total stock or equity interests of such company or partnership if the same are publicly traded, or
(ii) stock or equity interests of such company or partnership through mutual funds or other similar investment vehicles over which you retain no investment discretion.

     6.   FORMER EMPLOYMENT.
          -----------------

     6.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. Subject to Section 6.2, you represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 6.2.

     6.2 If, in spite of the second sentence of Section 6.l, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain or is legally obtainable.

     7.   CONFIDENTIALITY. You acknowledge that, in consideration of your
          ---------------
receipt of the specific consideration expressed in the second paragraph of this Agreement, you have entered into and are bound by the terms of the standard Proprietary Information and Inventions Agreement for employees of Holdings' subsidiaries and affiliates, the terms of which are incorporated herein by reference.
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     8.   POST-EMPLOYMENT ACTIVITIES.
          --------------------------

     8.1 You understand and acknowledge that the provisions of this Section 8 are necessary to protect the legitimate business interests of the Company and are fair and reasonable for numerous reasons, including your receipt of the specific consideration expressed in the second paragraph of this Agreement. In addition, as a result of your executive position with the Company, you have had, and will continue to have, access to significant confidential, proprietary or trade secret information of the Company, so that, if you were employed by a competitor of the Company, there would be a substantial risk to the Company of your use of its confidential, proprietary or trade secret information. Based on the foregoing, for a period of the later of sixty (60) months from the date of this Agreement or thirty-six (36) months after the termination of your employment with the Company, absent the Company's prior written approval (with concurrence by the Board of Directors of Holdings), you will not directly or indirectly:

          (a) render any services to, or engage in any activities for, any other person, firm, corporation or business organization with respect to any product, process, technology or service, in existence or under development which substantially resembles or competes with a product, process, or service of the Company in existence or under development upon which you worked or exercised supervisory responsibility at any time during the two
     (2) years prior to the termination of your employment with the Company;

          (b) solicit employees of the Company to leave their employ or offer or cause to be offered employment to any person who is or was employed by the Company at any time during the six (6) months prior to the termination of your employment with the Company;

          (c) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of this Section 8; or

          (d) otherwise attempt to interfere with or disrupt the business or activities of the Company or its subsidiaries or affiliates after written notice and a 60-day cure period.

You agree that if you act in violation of this Section 8, the number of days that you are in violation will be added to the time period specified in this
Section 8.

     8.2 Upon your written request to the Company specifying the activities proposed to be conducted by you, the Company may in its discretion, subject to the concurrence of the Board of Directors of Holdings, give you written approval(s) to engage personally in any activity or render services referred to in Section 8.l upon receipt

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of written assurances (satisfactory to the Company and its counsel in their discretion) from you and from your prospective employer(s) that the integrity of the provisions of Section 7 and Section 8.l will not in any way be jeopardized or violated by such activities; provided, however, the burden of so establishing
                                --------  -------
the foregoing to the satisfaction of the Company and said counsel shall be upon you and your prospective employer(s). Failure of the Company to respond to such written request shall be deemed a rejection of such request.

     9.    REMEDIES.  Your duties under Section 7 and Section 8 shall survive
           --------
termination of your employment with the Company. You acknowledge and agree that any breach by you of any of the provisions of Section 7 or Section 8.1 of this Agreement will result in irreparable and continuing damage to the Company and that a remedy at law for any breach or threatened breach by you of the provisions of Section 7 or Section 8.1 would be inadequate, and you therefore agree that the Company shall be entitled to temporary, preliminary and permanent injunctive relief in case of any such breach or threatened breach. The prevailing party in an action under this Agreement shall be entitled to recover its costs and expenses, including attorneys' fees. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other remedy available to it at law or in equity, the parties having agreed that all remedies are cumulative.

     10.   MISCELLANEOUS.
           -------------

     10.1  Assignment.  This Agreement and the rights and obligations of the
           ----------
parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties or the business or properties of the Company or any subsidiary or division thereof, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

     10.2  Interpretation.  In case any one or more of the provisions contained
           --------------
in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, the parties expressly agree that a court may rewrite and modify such provisions so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

     10.3  Notices.  All notices, consents, waivers, and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return

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

receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     If to the Company:

            Advanced Technology Materials, Inc.
            7 Commerce Drive
            Danbury, CT  06810
            Facsimile No. (203) 792-8040
            Attention:  Daniel P. Sharkey

     If to you:

            Eugene G. Banucci
            106 Adams Lane
            New Canaan, CT  06840
            Facsimile No. (203) 966-7761

     10.4  Waivers.  If either party shall waive any breach of any provision of
           -------
this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     10.5  Headings.  The headings of the sections hereof are inserted for
           --------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

     10.6  Applicable Law.  This Agreement shall be governed by and construed
           --------------
(both as to validity and performance) and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction.

     10.7  Complete Agreement; Amendments; Prior Agreements.  The foregoing,
           ------------------------------------------------
together with the Proprietary Information and Inventions Agreement, are the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and you with respect to the matters covered hereby, including but not limited to, that certain Key Employee Agreement between the Company and you.

     10.8  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be

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necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

     10.9  Opportunity for Review.  You acknowledge that you had the opportunity
           ----------------------
to have this Agreement reviewed by an attorney prior to your execution of this Agreement.

     If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

                                ADVANCED TECHNOLOGY MATERIALS, INC.

                                By:     /s/ Daniel P. Sharkey
                                        -------------------------------------

                                Title:  Vice President, Chief Financial
                                        -------------------------------
                                        Officer and Treasurer
                                        -------------------------------------


Accepted and agreed:


/s/ Eugene G. Banucci
---------------------
Eugene G. Banucci
Date: October 10, 1997

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